EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
LivePerson, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-112019, 333-112018, 333-136249 and 333-147929) and Form S-8 (No. 333-34230, 333-147572, 333-159850, 333-168945 and 333-194590) of LivePerson, Inc. of our reports dated March 6, 2015, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
New York, New York

March 12, 2015